SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)      May 6, 2003

                                IGENE BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-15888 (Commission File Number)	52-1230461 (IRS Employer ID Number)

9110 Red Branch Road, Columbia, Maryland                                21045
(Address of principal executive offices)                                (Zip Code)

Registrant's Telephone Number, including area code:           (410) 997-2599

(Former name or former address, if changed since last report)

Item 2.	Acquisition or Disposition of Assets.

          On March 18, 2003, Igene Biotechnology, Inc. (the “Company”) entered into a Joint Venture Agreement (the “JV Agreement”) with Tate & Lyle Fermentation Products Ltd. (“Tate”). Pursuant to the JV Agreement, the Company and Tate agreed to form a joint venture (the “Joint Venture”) to manufacture, market and sell Astaxanthin and derivative products throughout the world for all uses other than as a Neutraceutical or otherwise for direct human consumption. Tate has agreed to contribute $24,614,000 in cash to the Joint Venture, while the Company has agreed to transfer to the Joint Venture its technology relating to the production of Astaxanthin and assets related thereto. The transfer of assets by the Company to the Joint Venture occurred on May 6, 2003. These assets will continue to be used by the Joint Venture in the same manner as used by the Company. Each of the Company and Tate will have a 50% ownership interest in the Joint Venture and will have equal representation on the Board of Directors of the Joint Venture.

          The Joint Venture will enter into a lease of real property with an affiliate of Tate in Selby, England upon which a new manufacturing facility will be constructed and operated by the Joint Venture.

          The JV Agreement and all negotiations relating thereto were conducted on an arm's length basis.

          The foregoing description of the Joint Venture is qualified in its entirety by reference to the complete text of the JV Agreement, which is filed as an exhibit hereto.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements Any required financial statements will be filed within 60 days after the date of this Form 8-K.

(b)	Pro Forma Financial Information Any required pro forma financial information will be filed within 60 days after the date of this Form 8-K.

(c)	Exhibits

1. Joint Venture Agreement dated as of March 18, 2003 between Tate & Lyle Fermentation Products Ltd. and the Company. [Portions of this exhibit have been omitted pursuant to a request for confidential treatment.]

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGENE BIOTECHNOLOGY, INC. By: /s/ Edward J. Weisberger Name: Edward J. Weisberger Title: CFO

Dated: May 12, 2003

EXHIBIT INDEX

Exhibit Number 1	Description Joint Venture Agreement dated as of March 18, 2003 between Tate & Lyle Fermentation Products Ltd. and the Company	Page